Exhibit 24
                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report of CBL & Associates Properties, Inc. on Form 10-K for the fiscal year ended December 31, 2003, including one or more amendments to such Form 10-K, which amendments may make such changes as such person deems appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power-of-Attorney on the date set opposite his respective name.

            Signature                                    Title                                Date


  /s/ Charles B. Lebovitz             Chairman of the Board, and Chief Executive          February 3, 2004
------------------------------        Officer (Principal Executive Officer)
Charles B. Lebovitz

  /s/ John N. Foy                     Vice Chairman of the Board, Chief Financial         February 3, 2004
------------------------------        Officer and Treasurer (Principal Financial
John N. Foy                           Officer and Principal Accounting Officer)

  /s/ Stephen D. Lebovitz             Director, President and Secretary                   February 3, 2004
------------------------------
Stephen D. Lebovitz


  /s/ Claude M. Ballard               Director                                            February 3, 2004
------------------------------
Claude M. Ballard


  /s/ Gary L. Bryenton                Director                                            February 3, 2004
------------------------------
Gary L. Bryenton


  /s/ Martin J. Cleary                Director                                            February 3, 2004
------------------------------
Martin J. Cleary


  /s/ Leo Fields                      Director                                            February 3, 2004
-----------------------------
Leo Fields


  /s/ William J. Poorvu               Director                                            February 3, 2004
-----------------------------
William J. Poorvu


  /s/ Winston W. Walker               Director                                            February 3, 2004
-----------------------------
Winston W. Walker

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